________________________________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 24, 2004

A. M. Castle & Co.
(Exact name of registrant as specified in its chapter)

____ Maryland _________         _______ 1-5415 _______         ______ 36-0879160 ______
(State of jurisdiction            (Commission            (IRS Employer
of incorporation)            File Number)            Identification No.)

3400 North Wolf Road, Franklin Park, IL    _______ 60131 __________
(Address of principal executive offices)        (Zip Code)

Registrant’s telephone number, including area code _____ 847/455-7111

        ________________________________________________________________
(Former name or former address, if changed since last report)

________________________________________________________________

Item 12. Results of Operations and Financial Condition

On Tuesday, February 24, 2004 the Company disseminated a press release, a copy attached as Exhibit A, announcing the Company’s operational results for the fourth quarter and year ending December 31, 2003.

As part of the press release there is a discussion of non-GAAP financial terms. Specifically, the non-GAAP financial terms are “Net Loss from Continuing Operations Exclusive of Special Charges, Impairment Costs and After Tax LIFO Charges, (LIFO Loss, less Inventory Revaluation)”. There is also a presentation of “EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) exclusive of special charges, impairment costs and LIFO charges”.

The Company is a distributor which has maintained its inventory on a LIFO basis since 1955. Liquidation of inventory, acquired at prices above current market levels, in recessionary times has a significant effect on reported current year income under GAAP.

To provide investors and shareholders with the level of information required for them to gain a full understanding of current year operations, the Company believes it is necessary to disclose the impact of impairments and special charges (both which are GAAP terms shown on the Consolidated Statement) and LIFO charges. This disclosure, in conjunction with the EBITDA which is an important term and concept used by professional investment community and the Company’s primary lenders, is believed essential in order to present a proper understanding of the changes in the Company’s earnings and to clarify the underlying operating and business trends.

          A.  M. Castle & Co.

            /s/ Lawrence A. Boik
          Vice President, Controller/Treasurer

Date 02-24-04

3400 North Wolf Road
Franklin Park, Illinois 60131
(847) 455-7111
(847) 455-6930 (Fax)
A. M. CASTLE & CO.

For Further Information:

----------AT THE COMPANY-----------	-------------------AT FRB/WEBER SHANDWICK--------------------
Edward Culliton	General Information:	Analyst Contacts:
VP, Finance & Chief Financial Officer	George Zagoudis	Peter Seltzberg (212) 455-8457
(847) 349-2508	(312) 640-6663	Email: pseltzbe@webershandwick.com
Email: eculliton@amcastle.com	Email: gzagoudis@webershandwick.com

Traded: AMEX, CSE (CAS)
Member: S&P SmallCap 600 Index

FOR IMMEDIATE RELEASE
TUESDAY, FEBRUARY 24, 2004

COMPANY SEES INCREASING REVENUES
RESTRUCTURING INITIATIVE COMPLETED

FRANKLIN PARK, ILLINOIS, FEBRUARY 24, 2004 — A. M. CASTLE & CO. (AMEX: CAS) , A North American distributor of highly engineered metals and plastics, today announced its operating results for the quarter and year ended December 31, 2003. In making the announcement G. Thomas McKane, Chairman and CEO stated that the fourth quarter of 2003 marked a key milestone at Castle. First, the restructuring of the Company has been completed and second, the Company is beginning to experience meaningful, top line growth.

   For the year, the Company reported sales of $543.0 million, up $4.9 million, or 0.9% from $538.1 million in 2002. Net losses from continuing operations totalled $17.9 million compared with losses of $9.3 million in the prior year. Assuming a 40% income tax rate, in 2003, the Company incurred after-tax special charges and impairment costs totalling $6.9 million relating primarily to the sale or closure of four non-performing businesses. An after-tax inventory adjustment – LIFO loss less Inventory Revaluation – (LIFO charge) was made which totalled $1.5 million in 2003 compared with $0.8 million in 2002. Exclusive of special charges, impairment costs and LIFO charges, net losses from continuing operations totalled $9.5 million for the current year compared with $8.5 million in 2002.

The Company reported fourth quarter sales of $132.5 million, a level 6.6% ahead of prior year results. Net losses from continuing operations totalling $5.1 million, included an $0.8 million after-tax impairment charge and a $1.3 million LIFO charge. Exclusive of special charges, impairments and LIFO charges, net losses from continuing operations totalled $3.0 million compared to $4.4 million in the same

A.M. Castle & Co.
Add One

period of 2002. There were additional charges for facility relocation, reserve adjustments relating to the sale of its U.K. business in 2002 and other expense and inventory reserves totalling $0.8 million after-tax which, in management's judgement, are unlikely to reoccur in future periods.

    "The restructuring, impairment and LIFO charges belie the underlying improvements in the Company's operations," said McKane. "EBITDA (earnings before interest, taxes, depreciation and amortization) exclusive of special charges, impairment costs and LIFO charges, totalled $1.3 million in the fourth quarter of 2003 versus breakeven EBITDA levels in the prior year. For the second half of 2003, EBITDA, excluding special charges, impairment costs and LIFO charges, totalled $2.3 million versus $0.2 million in the second half of 2002, a positive turnaround of $2.1 million."

Commenting further on the Company's fourth quarter results, Mr. McKane said, "Sales in the quarter were 6.6% above prior year levels. On a rate per working day basis, the increase was 8.4%. The metals business grew 5.1% for the quarter versus the prior year's fourth quarter, and 6.8% on a per working day basis. The order trend strengthened throughout the period, culminating in a very strong December and that strength continues into January and February. Sales for the first quarter 2004 are expected to show mid-single digit real increases as compared to the prior year. Our plastics business grew nearly 18% during the fourth quarter of 2003. New market penetration in both New York and Florida added significantly to the growth."

    In discussing the LIFO charges, Edward F. Culliton, Vice President and CFO, stated, "We knew that reducing inventories during the deflationary period of 2002 and 2003 could result in unfavorable LIFO charges as we liquidated higher cost inventory. However, management and the Board believed this was the right move for the Company. Our inventories were too high relative to our sales volume. The inventory reduction, most of which focused on excess and slow moving items, is part of an overall improved inventory management program which has contributed to a $43.3 million reduction in our debt levels since December 2000.”

    Over the last two years the Company has sold Castle U.K., Energy Alloys (a joint venture), Keystone Honing, Laser Precision (a joint venture) and closed its Keystone Services chrome plating operation. "These moves, in addition to the restructuring of the balance sheet in the fourth quarter of 2002, were costly and difficult," stated McKane, "but they eliminated operations which drained both cash and earnings, and added businesses which provide growth platforms for the future. We consider the restructuring phase to be behind us."
Looking ahead, the Company sees markets that are recovering driving expectations for high single digit growth in its core bar, plate and tubing product lines. Aerospace markets continue to be sluggish, but there is a modest optimism for later in the year. Plastics are expected to grow double digits for the year.

A.M. Castle & Co.
Add Two

    In the metals markets, which account for almost 90% of the Company's sales, deflation turned to inflation in the last 60 days of 2003. Bar, plate and tubing lines, and all nickel alloys have experienced mill price increases in the range of 5 to 8% and in some cases more over the last four months and are expected to increase further in the second quarter. Plastics' pricing has remained relatively stable. There will be a lag between material cost increases and selling price increases, which vary by product line and by customer. The full impact will not be realized until the second quarter and the second half is still uncertain. However, the impact of price is expected to further enhance the real growth expectations.

    “Sales are running ahead of our 2003 daily levels by rates in the high teens,” said Mr. McKane. “Factoring out price increases, real growth is still in the double-digit range. With the lower expense base and higher productivity we’ve built into our business over the last three years, we expect to report first quarter results that show significant year-over-year increases in EBITDA and a return to profitability for the first time in a year and a half.”

    McKane also announced that the Company has reached agreement to acquire the remaining interest in its Castle de Mexico joint venture. "We are excited about the Mexican joint venture," said Stephen V. Hooks, newly appointed Chief Operating Office of Castle Metals. "Durable goods manufacturing in Mexico is a growth market and Castle de Mexico gives Castle the vehicle to serve U.S. manufacturing customers who migrate a portion of their operations to Mexico." The Mexican operations will be consolidated effective January 2004.

    In closing, Mr. McKane stated that the Company expects to mail its annual report and 10-K to shareholders around March 15, 2004 and invited interested parties to listen to its conference call scheduled for 11:00 (EST) today, Tuesday, February 24, 2004. Connection is available at www.amcastle.com and will be available for 14 days following the call.

    Founded in 1890, A. M. Castle & Co. provides highly engineered materials and value added services to a wide range of companies within the producer durable equipment sector of the economy. Its customer base includes many Fortune 500 companies as well as thousands of medium and smaller-sized firms spread across a wide spectrum of industries. Within its core metals business, it specializes in the distribution of carbon, alloy and stainless steels; nickel alloy; aluminum; titanium; copper and brass. Through its subsidiary, Total Plastics, Inc., the Company also distributes a broad range of value-added industrial plastics. Together, Castle operates over 40 locations throughout North America. Its common stock is traded on the American and Chicago Stock Exchange under the ticker symbol "CAS".

  This release may contain forward-looking statements relating to future financial results. Actual results may differ materially as a result of factors over which the company has no control. These risk factors and additional information are included in the company’s reports on file with the Securities and Exchange Commission.
Financial tables to follow.

A.M. Castle & Co.
Add Three

A.M. CASTLE & CO.
CONSOLIDATED STATEMENTS OF OPERATIONS	For the Three		For the Twelve
(Amounts in thousands, except per share data)	Months Ended		Months Ended
(Unaudited)	December 31,		December 31,
	2003	2002	2003	2002

Net sales	$132,520.00	$124,289.00	$543,031.00	$538,143.00
Cost of material sold	(96,527.00)	(87,527.00)	(384,459.00)	(377,997.00)
Special charges	(100.00)	0.00	(1,624.00)	0.00

Gross material margin	35,893.00	36,762.00	156,948.00	160,146.00

Plant and delivery expense	(21,142.00)	(21,049.00)	(87,055.00)	(87,902.00)
Sales, general, and administrative expense	(15,936.00)	(16,999.00)	(68,339.00)	(67,720.00)
Depreciation and amortization expense	(2,139.00)	(2,457.00)	(8,839.00)	(8,895.00)
Impairment and other operating expenses	(532.00)	0.00	(6,456.00)	0.00

Total other operating expense	(39,749.00)	(40,505.00)	(170,689.00)	(164,517.00)

Operating loss	(3,856.00)	(3,743.00)	(13,741.00)	(4,371.00)

Equity earnings (loss) of joint ventures	216.00	26.00	137.00	446.00
Impairment to joint venture investment and advances	(623.00)	0.00	(3,453.00)	0.00
Interest expense, net	(2,362.00)	(2,122.00)	(9,709.00)	(7,459.00)
Discount on sale of accounts receivable	(283.00)	(2,490.00)	(1,157.00)	(3,429.00)

Loss from continuing operations before income taxes	(6,908.00)	(8,329.00)	(27,923.00)	(14,813.00)

Income taxes
Federal	2,742.00	2,576.00	9,550.00	4,623.00
State	(935.00)	611.00	496.00	917.00

	1,807.00	3,187.00	10,046.00	5,540.00

Net loss from continuing operations	(5,101.00)	(5,142.00)	(17,877.00)	(9,273.00)

Discontinued operations:
Loss from discontinued operations; net of
income tax	0.00	0.00	0.00	(26.00)
Loss on disposal of subsidiary, net of tax	(172.00)	(23.00)	(172.00)	(752.00)

Net loss	(5,273.00)	(5,165.00)	(18,049.00)	(10,051.00)
Preferred Dividends	(243.00)	(103.00)	(961.00)	(103.00)

Net loss applicable to common stock	$(5,516.00)	$(5,268.00)	$(19,010.00)	$(10,154.00)

Basic & diluted earnings per share from:
Continuing operations	$(0.34)	$(0.34)	$(1.19)	$(0.63)
Discontinued operations	(0.01)	(0.00)	(0.01)	(0.05)

Total	$(0.35)	$(0.34)	$(1.20)	$(0.68)

A. M. Castle & Co.
Add Four

A.M. CASTLE & CO.
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands except per share data)
	Dec 31,	Dec. 31,
	2003	2002
ASSETS
Current assets
Cash and equivalents	$2,455	$918
Accounts receivable, net	54,232	34,273
Inventories (principally on last-in first-out basis)	117,270	131,704
Income tax receivable	660	9,897
Assets held for sale	1,067	-
Advances to joint ventures and other current assets	7,184	7,930

Total current assets	182,868	184,722

Investment in joint ventures	5,492	7,278
Goodwill	31,643	31,947
Pension assets	42,075	40,359
Advances to joint ventures and other assets	8,688	6,754
Property, plant and equipment, at cost
Land	4,767	6,025
Building	45,346	53,322
Machinery and equipment	118,447	125,376

	168,560	184,723
Less - accumulated depreciation	(100,386)	(103,188)

	68,174	81,535

Total assets	$338,940	$352,595

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities
Accounts payable	$67,601	$64,192
Accrued liabilities and deferred gains	19,145	16,092
Current and deferred income taxes	4,852	4,351
Current portion of long-term debt	8,248	3,546

Total current liabilities	99,846	88,181

Long-term debt, less current portion	100,034	108,801
Deferred income taxes	13,963	21,101
Deferred gain on sale of assets	7,304	-
Minority interest	1,456	1,352
Post retirement benefits obligations	2,683	2,236
Stockholders' equity
Preferred stock	11,239	11,239
Common stock	159	158
Additional paid in capital	35,009	35,017
Earnings reinvested in the business	66,486	85,490
Accumulated other comprehensive income (loss)	1,042	(555)
Other - deferred compensation	(36)	(195)
Treasury stock, at cost	(245)	(230)

Total stockholders' equity	113,654	130,924

Total liabilities and stockholders' equity	$338,940	$352,595

A. M. Castle & Co.
Add Five

A.M. CASTLE & CO.
CONSOLIDATED STATEMENT OF CASH FLOWS
(Dollars in thousands)	For the twelve months
(Unaudited)	December 31,
	2003	2002

Cash flows from operating activities:
Net loss	$(18,049)	$(10,051)
Net loss from discontinued operations	172	778
Depreciation	8,840	8,895
Amortization of deferred gain	(593)	-
Equity loss (earnings) from joint ventures	(137)	(446)
Decrease in deferred taxes and income tax receivable	1,992	5,873
Non-cash pension income	(1,953)	(2,988)
Other	(2,524)	(5,036)

Cash from operating activities before working capital changes	(12,252)	(2,975)
Asset impairment and special charges	11,333	-
Net change in accounts receivable sold	(12,866)	(14,134)
Other Increase in working capital	12,351	13,323

Net cash from operating activities - continuing operations	(1,434)	(3,786)
Net cash from operating activities - discontinued operations	-	(1,194)

Net cash from operating activities	(1,434)	(4,980)

Cash flows from investing activities:
Investments and acquisitions	-	(842)
Proceeds from disposition of subsidiary	-	2,486
Advances to joint ventures	(289)	(1,882)
Capital expenditures	(4,770)	774
Proceeds from sale of assets	14,002	-

Net cash from investing activities - continuing operations	8,943	536
Net cash from investing activities - discontinued operations	-	98

Net cash from investing activities	8,943	634

Cash flows from financing activities
Long-term borrowings, net	(5,182)	(8,166)
Effect of exchange rate changes on cash	171	59
Preferred dividends paid	(961)	(103)
Net proceeds from preferred stock issuance	-	11,239
Other	-	(503)

Net cash from financing activities - continuing operations	(5,972)	2,526
Net cash from financing activities - discontinued operations	-	937

Net cash from financing activities	(5,972)	3,463

Net (decrease) increase in cash	1,537	(883)

Cash - beginning of year	$918	$1,801

Cash - end of period	$2,455	$918